
     As filed with the Securities and Exchange Commission on May 19, 1999

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              DRUGSTORE.COM, INC.
            (Exact name of registrant as specified in its charter)
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
Delaware                                                                                      04-3416255
(State of incorporation or organization)                                                      (IRS Employer
                                                                                              Identification No.)

13920 SE Eastgate Way, Suite 300                                                              Bellevue, WA  98005
(Address of principal executive offices)                                                      (Zip Code)
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
     If this form relates to the registration of a                If this form relates to the registration of a
     class of securities pursuant to Section 12(b)                class of securities pursuant to Section 12(g)
     of the Exchange Act and is effective pursuant                of the Exchange Act and is effective pursuant
     to General Instruction A.(c), check the                      to General Instruction A.(d), check the
     following box.    [ ]                                        following box.    [X]

Securities Act registration statement file number to which this form relates:
333-78813 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class               Name of each exchange on which
            to be so registered               each class is to be registered
            -------------------               ------------------------------

                   None                                    None


       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                -----------------------------------------------
                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed via EDGAR on May 19, 1999 (SEC File No. 333-78813) (the "Form S-1 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as a part of this Registration
          Statement:

          1.* Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

          2.1 Fifth Amended and Restated Certificate of Incorporation -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

          2.2  Bylaws, as amended -- incorporated herein by reference to
               Exhibit 3.3 to the Form S-1 Registration Statement.

          2.3 Fourth Amended and Restated Investors' Rights Agreement dated May 19, 1999 between the Registrant and certain holders of the Registrant's securities -- incorporated herein by reference to
               Exhibit 10.12 to the Form S-1 Registration Statement.



*   To be filed by amendment.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 1999                            DRUGSTORE.COM, INC.

                                              By: /s/ David E. Rostov
                                                 -------------------------------
                                                 David E. Rostov, Vice President
                                                 and Chief Financial Officer


                               INDEX TO EXHIBITS

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
                                                                                             Sequentially
                                                                                             -------------
Exhibit No.                                         Description                              Numbered Page
-----------                                         -----------                              -------------

   1.*                       Specimen certificate for Registrant's Common                      Incorporated by
                             Stock -- incorporated herein by reference to                      reference
                             Exhibit 4.1 to the Form S-1 Registration
                             Statement.

   2.1                       Fifth Amended and Restated Certificate of                         Incorporated by
                             Incorporation -- incorporated herein by reference                 reference
                             to Exhibit 3.1 to the Form S-1 Registration
                             Statement.

   2.2                       Bylaws, as amended -- incorporated herein by                      Incorporated by
                             reference to Exhibit 3.3 to the Form S-1                          reference
                             Registration Statement.

   2.3                       Fourth Amended and Restated Investors' Rights                     Incorporated by
                             Agreement dated May 19, 1999 between the                          reference
                             Registrant and certain holders of the
                             Registrant's securities -- incorporated herein by
                             reference to Exhibit 10.12 to the Form S-1
                             Registration Statement.



*   To be filed by amendment.